UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2021

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On July 21, 2021, NETGEAR, Inc. (the “Company”) filed a Form 8-K under Item 5.02 pursuant to which it announced that Gregory J. Rossmann tendered his resignation to the Board of Directors (the “Board”) of the Company, such resignation to become effective on December 31, 2021. His decision to resign from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On December 29, 2021, the Board approved the acceleration of Mr. Rossmann’s five thousand eighty-six (5,086) outstanding restricted stock units (“RSUs”) upon the effective date of his resignation. Such RSUs were originally scheduled to vest entirely on the date of the Company’s 2022 Annual Meeting of Stockholders.

          In association with Mr. Rossmann’s departure, on December 29, 2021, the Board named Barbara V. Scherer as Chair of the Compensation Committee of the Company and Laura J. Durr as Chair of the Audit Committee of the Company, both effective as of December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2021

NETGEAR, INC.

By:	/s/ Bryan D. Murray
Bryan D. Murray
Chief Financial Officer